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                                                                  Exhibit (l)(1)

                         [LETTERHEAD OF ROGERS & WELLS]

                                                     February 25, 1997


Prospect Street High Income Portfolio Inc.
60 State Street
Boston, Massachusetts  02109


Ladies and Gentlemen:

                  We have acted as special counsel for Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-2, including all amendments or supplements thereto (File Nos. 333-20689 and 811-5557) (the "Registration Statement"), relating to the Fund's issuance of nontransferable rights (the "Rights") to subscribe for up to 12,904,487 shares of Common Stock of the Fund, par value $0.01 per share (the "Shares").

                  In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that:

                  1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

                  2. The issuance of the Rights and the sale of the Shares have been duly authorized; when issued as contemplated in the Registration Statement, the Rights will be legally issued; when issued and paid for upon exercise of the Rights as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

                  3. The conclusions of U.S. tax law expressed under the headings "The Offer -- Federal Income Tax Consequences of the Offer" and "Federal Taxation" in the Prospectus contained in the Registration Statement are true and correct.

                  As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury, L.L.P., a copy of which is attached hereto.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                             /s/ Rogers & Wells